Summit Therapeutics’ Rights Offering Nearing Expiration Date

Summit Provides Preliminary Update on Financial Position

Menlo Park, CA, August 2, 2022 - Summit Therapeutics Inc. (NASDAQ: SMMT) (“Summit” or the “Company”) today announced that it is nearing the previously-announced expiration date for its rights offering of 5:00 pm Eastern Daylight Time on August 8, 2022 (the “Expiration Date”). Importantly, for stockholders whose shares of our common stock are held in a brokerage account or are otherwise not registered directly with the Company, the deadline to exercise their subscription rights with their respective brokerage firms may be earlier. Information regarding specific broker-related deadlines should be obtained directly from the broker.

As a reminder with respect to the rights offering, the aggregate offering value is up to $100 million. The subscription rights will expire and have no value if they are not exercised prior to the Expiration Date. The subscription price per share shall be equal to the lesser of (i) $1.08 per share or (ii) the volume weighted-average price of the Company’s common stock for the five consecutive trading days through and including the Expiration Date. The subscription price per share will determine the final number of shares issuable, and subsequently the pro rata number of Shares to which stockholders can subscribe.
As an update to the Company’s current financial position, Company’s aggregate cash, accounts receivable, and tax credits receivable as of June 30, 2022 totaled at least $73 million (unaudited). The Company believes that it has the ability to fund its operating costs and anticipated working capital needs into the third quarter of 2023.

A prospectus supplement relating to the offering was filed with the US Securities and Exchange Commission (the “SEC”) on July 18, 2022 and is available on the SEC’s website. Questions about the offering and requests for copies of the prospectus relating to the rights offering may be directed to Broadridge Corporate Issuers Solutions, Inc., the Company’s information and subscription agent for the rights offering, at the email address and/or telephone number provided at the end of the release.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The rights offering is made pursuant to the Company’s shelf registration statement on Form S-3, which became effective on October 15, 2020, and the prospectus supplement containing the detailed terms of the rights offering filed with the SEC. Any offer will be made only by means of a prospectus forming part of the registration statement.

Contact Summit Investor Relations:
Dave Gancarz
Head of Stakeholder Relations & Corporate Strategy
david.gancarz@summitplc.com

General Inquiries:
investors@summitplc.com

Rights Offering Information and Subscription Agent:
Broadridge Corporate Issuer Solutions, Inc.
+1 855 793 5068
shareholder@broadridge.com

Summit Forward-looking Statements
Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the impact of the COVID-19 pandemic on the Company’s operations and clinical trials, potential acquisitions and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the results of our evaluation of the underlying data in connection with the topline results of our Phase III Ri-CoDIFy study evaluating ridinilazole, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, and global public health crises, including the coronavirus COVID-19 outbreak, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" section of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ridinilazole. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

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